Exhibit 99.2

KIT DIGITAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 23, 2008, KIT digital, Inc., a Delaware corporation (“KIT” or the “Company”), filed a Current Report on Form 8-K (the “May 8-K”) to report the company entered into a Share Purchase Agreement (“Kamera SPA”) on May 19, 2008 with Kamera Content AB (“Kamera”), a company incorporated and organized under the laws of Sweden.

On May 19, 2008, KIT digital, Inc. (“KIT” or the “Company”) entered into a Share Purchase Agreement (“Kamera SPA”) with Kamera Content AB (“Kamera”). Pursuant to the Kamera SPA, KIT will acquire all of the outstanding equity interests of Kamera for approximately $7.5 million which consists of $4.5 million payable at Closing, $1.5 million payable six months from Closing and $1.5 million thirteen months from Closing. In addition, there is $3 million subject to Kamera achieving certain performance criteria and is payable twenty-one months from Closing, if such criteria is met. Kamera’s historical financial statements were prepared under accounting principles generally accepted in Sweden (Swedish GAAP). In order to prepare the unaudited pro forma condensed combined financial information, Kamera’s financial statements were adjusted to reflect the application of accounting principles generally accepted in the United States (U.S. GAAP). A discussion of the material differences between Swedish GAAP and U.S. GAAP is included in the notes to the financial statements in Exhibit 99.1.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of KIT and the condensed balance sheets of Kamera, which include the parent company Kamera Content AB and the subsidiaries Swegypt Company for Telecommunication (S.A.E) (‘Swegypt”) and Kamera (S) PTE LTD (“Kamera Singapore”) as of March 31, 2008. The unaudited pro forma condensed combined balance sheet reflects the gross consideration paid by KIT for the acquisition of Kamera of $7.5 million of which $1.5 million is due six months from completion and is in current liabilities and $1.5 million is due thirteen months from completion and is in non-current liabilities assuming the transaction had been completed on March 31, 2008.

The unaudited pro forma condensed combined statement of operations was prepared by combining the condensed statement of operations of KIT and the condensed statement of operations of Kamera, which include the parent company Kamera Content AB and the subsidiaries Swegypt and Kamera Singapore for the three months ended March 31, 2008 and the year ended December 31, 2007.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of KIT, as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-KSB filed April 1, 2008 and in its Quarterly Report on Form 10-Q filed May 15, 2008 and in conjunction with the separate financial statements and related notes thereto of Kamera included as Exhibit 99.1 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of KIT’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to KIT’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of March 31, 2008
(in thousands of USD)

	Historical				Pro Forma		Pro Forma
	KIT	Kamera	Swegypt	Kamera Singapore	Adjustments		Combined

ASSETS
Cash and cash equivalents	$5,580	$318	$3	$32	$(4,200)	A	$1,733
Other current assets	4,970	1,078	55	29	(300)	F	5,832

Total current assets	10,550	1,396	58	61	(4,500)		7,565
Intangible assets, net	651	226	0	0	2,274	B/E	3,151
Goodwill	1,123	132	0	0	4,504	C/E	5,759
Other non-current assets	1,277	235	73	0	(154)	D	1,431

Total assets	$13,601	$1,989	$131	$61	$2,124		$17,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$7,662	$1,419	$131	102	$1,153	A	$$10,467
Non-current liabilities	300	1,545	0	0	(45)	A/F	1,800

Total liabilities	7,962	2,964	131	102	1,108		12,267
Minority interest	(172)	66			(66)		(172)
Stockholders’ equity	5,811	(1,041)	0	(41)	1,082	G	5,811

Total liabilities and stockholders’ equity	$13,601	$1,989	$131	$61	$2,124		$17,906

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
(in thousands of USD, except per share data)

	Historical				Pro Forma		Pro Forma
	KIT	Kamera	Swegypt	Kamera Singapore	Adjustments		Combined

Revenue	$3,502	$959	$97	$31	$(69)	I	$4,520

Operating expenses	14,312	1,194	101	44	87	H/I	15,738

(Loss) from operations	(10,810)	(235)	(4)	(13)	(156)		(11,218)
Interest and other income	82	0	0	0			82
Interest and other expense	(14)	(28)	0	0			(42)

Net (loss) before income taxes	(10,742)	(263)	(4)	(13)	(156)		(11,178)
Income tax expense	1						1

Net (loss) before minority interest	(10,743)	(263)	(4)	(13)	(156)		(11,179)
Minority interest	96	3					99

Net (loss) available to common shareholders	$(10,647)	$(260)	$(4)	$(13)	$(156)		$(11,080)

Basic and diluted net (loss) per common share	$(0.27)						$(0.28)
Weighted average common shares outstanding, basic and diluted	38,936,039						38,936,039

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(in thousands of USD, except per share data)

	Historical				Pro Forma		Pro Forma
	KIT	Kamera	Swegypt	Kamera Singapore	Adjustments		Combined

Revenue	$13,929	$2,496	$289	$118	$(235)	I	$16,597

Operating expenses	48,167	3,996	343	172	389	H/I	53,120

(Loss) from operations	(34,238)	(1,500)	(54)	(54)	(624)		(36,523)
Interest and other income	725	600	0	0			1,325
Interest and other expense	(913)	(49)	(2)	0			(964)

Net (loss) before income taxes	(34,426)	(949)	(56)	(54)	(624)		(36,162)
Income tax expense	125	0	0	0			125

Net (loss) before minority interest	(34,551)	(949)	(56)	(54)	(624)		(36,287)
Minority interest	(13)	29	0	0			(13)

Net (loss) available to common shareholders	$(34,564)	$(920)	$(56)	$(54)	$(624)		$(36,300)
Basic and diluted net (loss) per common share	$(0.99)						$(1.04)
Weighted average common shares outstanding, basic and diluted	34,869,325						34,869,325

See accompanying notes to unaudited pro forma condensed combined financial statements

KIT DIGITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Purchase Price to Acquire Kamera Content AB

The aggregate cost of the acquisition of Kamera was approximately $7.5 million which consists of $4.5 million payable at Closing, $1.5 million payable six months from Closing and $1.5 million thirteen months from Closing. In addition, there is $3 million subject to Kamera achieving certain performance criteria and is payable twenty-one months from Closing, if such criteria is met. We have allocated the aggregate cost of the acquisition to Kamera’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the preliminary allocation of the aggregate cost of the acquisition. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed upon the close of the acquisition. Consequently, the actual allocation of the purchase price could differ from that presented herein.

Aggregate Cost of the Acquisition
($ in thousands)
Intangible assets—developed technology	$1,000
Intangible assets—customer relationships	1,500
Acquired assets and liabilities, net	364
Goodwill	4,636

Total	$7,500

 Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheets include the following:

A.)
 Represents the gross consideration for the acquisition of Kamera of $7.5 million, which consists of $4.5 million less $300,000 paid to Kamera as an advance or $4.2 million payable at Closing, $1.5 million due six months from Closing and is in current liabilities and $1.5 million due thirteen months from Closing and is in non-current liabilities assuming the transaction had been completed on March 31, 2008.

B.)	Represents the estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition of $2.5 million.

C.)	Represents goodwill, which is the excess of the purchase price over the net estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed, of $4,636,000.

D.)	Represents the elimination entry for the investment in Kamera Singapore on Kamera Content AB books.

E.)	Represents the elimination entry to writeoff the goodwill of $132,000 and intangibles of $226,000 on the books of Kamera Content AB before the acquisition.

F.)
 Represents the payback of the loans on the books of Kamera Content AB of $1,245,000 and the offset of the $300,000 paid to Kamera as an advance against the cash consideration, which will occur on closing of the Kamera acquisition.

G.)	Represents the elimination of Kamera’s historical equity accounts.

Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined statements of operations include the following:

H.)
 Represents the increase in amortization of intangible assets based on the estimated fair value of acquired intangible assets. We preliminarily identified approximately $2.5 million of amortizable intangible assets with an average estimated useful life of approximately 4 years. Identifiable intangible assets included developed technology and customer relationships. Amortization of these assets will be recorded to operating expenses depending on the type of asset. The purchase price allocation for Kamera is preliminary and will be finalized upon receipt of a final valuation report.

I.)	Represents the elimination entry for intercompany sales between Kamera Content AB and Swegypt of $69,000 for the three months ended March 31, 2008 and $235,000 for the year ended December 31, 2007.